Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn/Ferry International Announces Third Quarter Fiscal 2012

Results of Operations

Highlights

•	Q3 FY’12 fee revenue was essentially flat at $185.9 million, compared to $186.5 million in the same quarter last year.

•

Q3 FY’12 diluted earnings per share was $0.25 compared to diluted earnings per share of $0.30 in Q3 FY’11. Excluding net adjustments to previously recorded restructuring charges of $0.9 million, diluted earnings per share was $0.26 in Q3 FY’12.

Los Angeles, CA, March 7, 2012—Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced Q3 FY’12 diluted earnings per share of $0.25 compared to diluted earnings per share of $0.30 in Q3 FY’11. Excluding net adjustments to previously recorded restructuring charges of $0.9 million, diluted earnings per share was $0.26 in Q3 FY’12.

“We had a solid seasonal quarter despite an uneven economic recovery,” said Gary Burnison, CEO of Korn/Ferry International.” As the recovery carries forward, we will continue to drive our differentiated strategy and solutions to help our clients not only attract, but engage, develop and retain the talent needed to effectively execute their business strategy.”

Financial Results

(dollars in millions, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Third Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Fee revenue	$185.9	$186.5	$592.4	$547.0
Total revenue	$194.6	$194.1	$619.2	$570.5
Operating income	$16.2	$20.5	$67.5	$59.6
Operating margin	8.7%	11.0%	11.4%	10.9%
Net income	$11.7	$13.9	$42.3	$38.5
Basic earnings per share	$0.25	$0.31	$0.91	$0.86
Diluted earnings per share	$0.25	$0.30	$0.90	$0.84

	September 30,	September 30,	September 30,	September 30,
Adjusted Results (a):	Third Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Operating income	$17.1	$20.5	$68.4	$61.7
Operating margin	9.2%	11.0%	11.6%	11.3%
Net income	$12.3	$13.9	$42.9	$39.8
Basic earnings per share	$0.26	$0.31	$0.93	$0.88
Diluted earnings per share	$0.26	$0.30	$0.91	$0.87

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net, of $0.9 million during the three and nine months ended January 31, 2012. Comparative results exclude restructuring charges, net, of $2.1 million during the nine months ended January 31, 2011 (see attached reconciliations). No restructuring costs were incurred during the three months ended January 31, 2011.

Fee revenue was $185.9 million in Q3 FY’12 compared to $186.5 million in Q3 FY’11, a decrease of $0.6 million. The decrease in fee revenue was driven by a 3% decrease in the overall number of engagements billed, which was offset by a 2% increase in the weighted-average fee billed per engagement compared to the year-ago fiscal quarter. Weighted-average fee billed is impacted by the mix of engagements by segment, and fluctuating foreign currencies. On a constant currency basis, fee revenue decreased $1.1 million, or 1%.

Compensation and benefit expenses were $125.7 million in Q3 FY’12, a decrease of $0.4 million, compared to $126.1 million in Q3 FY’11. The decrease is attributable mainly to a reduction in the variable component of compensation, partially offset by an increase in other components of compensation expense. On a constant currency basis, compensation and benefits decreased $1.0 million, or 1%.

General and administrative expenses were $35.2 million in Q3 FY’12, an increase of $3.7 million from $31.5 million in Q3 FY’11. This increase is largely attributable to an increase in legal and other professional fees, and to a lesser extent, an increase in premise and office expenses offset by a decrease in travel and meeting expenses. On a constant currency basis, general and administrative expenses increased $3.5 million, or 11%.

Operating income was $16.2 million in Q3 FY’12 compared to operating income of $20.5 million in Q3 FY’11, a decrease of $4.3 million, or 21%. Excluding restructuring charges of $0.9 million in Q3 FY’12, operating income was $17.1 million, a decrease of $3.4 million, or 17%.

Balance Sheet and Liquidity

Cash and marketable securities were $352.4 million at January 31, 2012 compared to $369.1 million at April 30, 2011. Cash and marketable securities include $80.5 million and $71.4 million held in trust for deferred compensation plans at January 31, 2012 and April 30, 2011, respectively. Cash and marketable securities decreased by $16.7 million from April 30, 2011, mainly due to payment of FY’11 annual bonuses paid in Q1 FY’12, partially offset by cash provided by operating activities.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	September 30,	September 30,	September 30,	September 30,
	Third Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Fee revenue	$160.1	$163.1	$507.8	$482.1
Total revenue	$167.6	$169.6	$530.2	$501.5
Operating income	$28.1	$29.1	$100.5	$80.7
Operating margin	17.5%	17.8%	19.8%	16.7%

Ending number of consultants	441	474	441	474
Average number of consultants	451	475	462	475
Engagements billed	3,811	3,930	9,255	8,853
New engagements (a)	1,821	1,914	5,815	5,774

	September 30,	September 30,	September 30,	September 30,
Adjusted Results (b):	Third Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Operating income	$28.9	$29.1	$101.3	$82.9
Operating margin	18.0%	17.8%	20.0%	17.2%

(a)	Represents new engagements opened in the respective period, which declined in the three months ended January 31, 2012 compared to the three months ended January 31, 2011 driven by the European region.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net, of $0.8 million during the three and nine months ended January 31, 2012. Comparative results exclude restructuring charges, net, of $2.2 million during the nine months ended January 31, 2011 (see attached reconciliations). No restructuring costs were incurred during the three months ended January 31, 2011.

Fee revenue was $160.1 million in Q3 FY’12, a decrease of $3.0 million, or 2%, when compared to fee revenue of $163.1 million in Q3 FY’11. Fee revenue decreased primarily due to a 3% decrease in the number of executive recruitment engagements billed, which was partially offset by a 1% increase in the weighted-average fee per engagement billed when compared to Q3 FY’11. Weighted-average fee billed is impacted by the mix of engagements by region and fluctuating foreign currencies. The decrease in fee revenue was due to a decrease in fee revenue in the North American region partially offset by an increase in fee revenue in all other regions. On a constant currency basis, fee revenue decreased $3.3 million, or 2%.

Operating income was $28.1 million in Q3 FY’12 compared to operating income of $29.1 million in Q3 FY’11, a decrease of $1.0 million. This decrease is primarily attributed to the $3.0 million decrease in fee revenue and $0.8 million in restructuring charges, which was partially offset by a $2.2 million decrease in compensation and benefits expense in Q3 FY’12 as compared to Q3 FY’11. The decrease in compensation and benefits expense primarily resulted from a decrease in the variable component of compensation when compared to prior year, which was partially offset by an increase in other components of compensation expense.

The total number of consultants at January 31, 2012 and 2011 was 441 and 474, respectively.

Selected Futurestep Data

(dollars in millions)

	September 30,	September 30,	September 30,	September 30,
	Third Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Fee revenue	$25.8	$23.4	$84.6	$64.9
Total revenue	$27.0	$24.5	$89.0	$69.0
Operating income	$0.9	$1.3	$5.5	$3.5
Operating margin	3.4%	5.4%	6.5%	5.3%

	September 30,	September 30,	September 30,	September 30,
Adjusted Results (a):	Third Quarter		Year to Date
	FY’12	FY’11	FY’12	FY’11
Operating income	$1.0	$1.3	$5.6	$3.4
Operating margin	4.0%	5.4%	6.6%	5.2%

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net, of $0.1 million during the three and nine months ended January 31, 2012. Adjusted results for the nine months ended January 31, 2011 exclude recoveries of restructuring charges of $0.1 million (see attached reconciliations). No restructuring costs were incurred during the three months ended January 31, 2011.

Fee revenue was $25.8 million in Q3 FY’12, an increase of $2.4 million, or 10%, from $23.4 million in Q3 FY’11. The improvement in fee revenue was driven by a 12% increase in the weighted-average fee billed per engagement, which was driven by growth in recruitment process outsourcing engagements, which have higher average fees per engagement and partially offset by a 2% decrease in the number of engagements billed. On a constant currency basis, fee revenue increased $2.2 million, or 9%.

Operating income was $0.9 million in Q3 FY’12 compared to operating income of $1.3 million in Q3 FY’11, a decrease of $0.4 million, primarily due to a decrease in operating income in the European region, partially offset by an increase in operating income in the other Futurestep regions. This decrease is primarily attributed to a $2.0 million increase in compensation and benefits expenses and a $0.8 million increase in general and administrative expenses, which was partially offset by a $2.4 million increase in fee revenue in Q3 FY’12 as compared to Q3 FY’11. The increase in compensation and benefits expense was attributable to a 38% increase in average headcount when compared to the year-ago fiscal quarter while the increase in general and administrative expense was due to an increase in premise and office expenses and an increase in marketing expense.

Outlook

Given the uncertainty caused by the global economy and financial markets, it is particularly challenging to accurately forecast business results. However, assuming economic conditions, financial markets and foreign exchange rates do remain steady; Q4 FY’12 fee revenue is likely to be in the range of $182 million to $196 million and adjusted diluted earnings per share is likely to be in the range of $0.24 to $ 0.30, excluding $0.03 to $0.04 of estimated non-recurring compensation costs or $0.21 to $0.27 as measured by generally accepted accounting principles.

Earnings Conference Call Webcast

The earnings conference call will be held today at 5:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, deploy, develop and reward their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, our ability to enhance and develop new technology, the successful integration of acquired businesses, our ability to develop new products and services, impairment of goodwill and other intangible assets, deferred tax assets and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin, adjusted to exclude restructuring charges, net;

•	adjusted net income, adjusted to exclude restructuring charges, net of the income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, net;

•	adjusted diluted earnings per share, adjusted to exclude non-recurring compensation costs; and

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such amount provides meaningful supplemental information regarding Korn/Ferry's performance as excluding the impact of exchange rate changes on Korn/Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn/Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended January 31,		Nine Months Ended January 31,
	2012	2011	2012	2011
	(unaudited)
Fee revenue	$185,951	$186,489	$592,418	$546,951
Reimbursed out-of-pocket engagement expenses	8,672	7,620	26,783	23,524

Total revenue	194,623	194,109	619,201	570,475

Compensation and benefits	125,741	126,088	394,593	373,851
General and administrative expenses	35,242	31,534	104,204	87,512
Engagement expenses	13,023	12,756	41,594	38,092
Depreciation and amortization	3,523	3,239	10,367	9,351
Restructuring charges, net	929	—	929	2,130

Total operating expenses	178,458	173,617	551,687	510,936

Operating income	16,165	20,492	67,514	59,539
Other income (loss), net	1,607	1,948	(3,032)	3,362
Interest expense, net	(310)	(401)	(1,280)	(2,467)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	17,462	22,039	63,202	60,434
Income tax provision	6,038	8,598	22,199	23,407
Equity in earnings of unconsolidated subsidiaries, net	293	534	1,272	1,508

Net income	$11,717	$13,975	$42,275	$38,535

Earnings per common share:
Basic	$0.25	$0.31	$0.91	$0.86

Diluted	$0.25	$0.30	$0.90	$0.84

Weighted-average common shares outstanding:
Basic	46,528	45,349	46,332	45,040

Diluted	47,345	46,720	47,193	46,026

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,
	2012		2011	% Change	2012		2011	% Change
Fee Revenue:
Executive recruitment:
North America	$90,002		$94,991	(5%)	$285,938		$279,032	2%
EMEA	40,508		40,068	1%	124,019		113,760	9%
Asia Pacific	20,938		20,445	2%	71,879		65,685	9%
South America	8,664		7,638	13%	25,961		23,602	10%

Total executive recruitment	160,112		163,142	(2%)	507,797		482,079	5%
Futurestep	25,839		23,347	11%	84,621		64,872	30%

Total fee revenue	185,951		186,489	(0%)	592,418		546,951	8%
Reimbursed out-of-pocket engagement expenses	8,672		7,620	14%	26,783		23,524	14%

Total revenue	$194,623		$194,109	0%	$619,201		$570,475	9%

Adjusted Operating Income: (Excluding Restructuring Charges)		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$19,067	21.2%	$21,650	22.8%	$68,790	24.1%	$60,580	21.7%
EMEA	6,210	15.3%	3,360	8.4%	17,037	13.7%	9,066	8.0%
Asia Pacific	1,638	7.8%	2,487	12.2%	9,343	13.0%	7,117	10.8%
South America	1,934	22.3%	1,559	20.4%	6,167	23.8%	6,136	26.0%

Total executive recruitment	28,849	18.0%	29,056	17.8%	101,337	20.0%	82,899	17.2%
Futurestep	1,037	4.0%	1,268	5.4%	5,608	6.6%	3,341	5.2%
Corporate (1)	(12,792)		(9,832)		(38,502)		(24,571)

Total adjusted operating income	$17,094	9.2%	$20,492	11.0%	$68,443	11.6%	$61,669	11.3%

Restructuring Charges (Reductions), net:
Executive recruitment:
North America	$(15)	(0.0%)	$—	0.0%	$(15)	(0.0%)	$(340)	(0.1%)
EMEA	897	2.2%	—	0.0%	897	0.7%	2,569	2.3%
Asia Pacific	—	0.0%	—	0.0%	—	0.0%	—	0.0%
South America	(99)	(1.2%)	—	0.0%	(99)	(0.3%)	—	0.0%

Total executive recruitment	783	0.5%	—	0.0%	783	0.2%	2,229	0.5%
Futurestep	146	0.6%	—	0.0%	146	0.1%	(99)	(0.1%)
Corporate	—		—		—		—

Total restructuring charges (reductions), net	$929	0.5%	$—	0.0%	$929	0.2%	$2,130	0.4%

Operating Income:		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$19,082	21.2%	$21,650	22.8%	$68,805	24.1%	$60,920	21.8%
EMEA	5,313	13.1%	3,360	8.4%	16,140	13.0%	6,497	5.7%
Asia Pacific	1,638	7.8%	2,487	12.2%	9,343	13.0%	7,117	10.8%
South America	2,033	23.5%	1,559	20.4%	6,266	24.1%	6,136	26.0%

Total executive recruitment	28,066	17.5%	29,056	17.8%	100,554	19.8%	80,670	16.7%
Futurestep	891	3.4%	1,268	5.4%	5,462	6.5%	3,440	5.3%
Corporate (1)	(12,792)		(9,832)		(38,502)		(24,571)

Total operating income	$16,165	8.7%	$20,492	11.0%	$67,514	11.4%	$59,539	10.9%

(1)	The Company recorded an adjustment to reduce the fair value of contingent consideration for a prior acquisition, of $2.2 million and $1.9 million during the nine months ended January 31, 2012 and 2011, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	September 30,
	January 31,	April 30,
	2012	2011
	(unaudited)
ASSETS
Cash and cash equivalents	$218,196	$246,856
Marketable securities	42,079	20,868
Receivables due from clients, net of allowance for doubtful accounts of $11,023 and $9,977 respectively	136,090	128,859
Income taxes and other receivables	17,569	5,138
Deferred income taxes	10,267	10,214
Prepaid expenses and other assets	27,115	29,662

Total current assets	451,316	441,597

Marketable securities, non-current	92,129	101,363
Property and equipment, net	47,685	43,142
Cash surrender value of company owned life insurance policies, net of loans	75,460	70,987
Deferred income taxes	50,828	64,418
Goodwill	174,562	183,952
Intangible assets, net	20,923	22,289
Investments and other assets	39,181	43,932

Total assets	$952,084	$971,680

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$11,383	$12,504
Income taxes payable	7,303	4,674
Compensation and benefits payable	117,069	173,097
Other accrued liabilities	41,434	43,591

Total current liabilities	177,189	233,866

Deferred compensation and other retirement plans	137,492	139,558
Other liabilities	20,861	19,919

Total liabilities	335,542	393,343

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 59,864 and 59,101 shares issued and 47,784 and 47,003 shares outstanding, respectively	415,635	404,703
Retained earnings	190,769	148,494
Accumulated other comprehensive income, net	10,651	25,660

Stockholders’ equity	617,055	578,857
Less: notes receivable from stockholders	(513)	(520)

Total stockholders’ equity	616,542	578,337

Total liabilities and stockholders’ equity	$952,084	$971,680

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended			Three Months Ended
	January 31, 2012			January 31, 2011
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$185,951		$185,951	$186,489		$186,489
Reimbursed out-of-pocket engagement expenses	8,672		8,672	7,620		7,620

Total revenue	194,623		194,623	194,109		194,109

Compensation and benefits	125,741		125,741	126,088		126,088
General and administrative expenses	35,242		35,242	31,534		31,534
Engagement expenses	13,023		13,023	12,756		12,756
Depreciation and amortization	3,523		3,523	3,239		3,239
Restructuring charges, net	929	(929)	—	—	—	—

Total operating expenses	178,458	(929)	177,529	173,617	—	173,617

Operating income	16,165	929	17,094	20,492	—	20,492

Other income, net	1,607		1,607	1,948		1,948
Interest expense, net	(310)		(310)	(401)		(401)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	17,462	929	18,391	22,039	—	22,039
Income tax provision (1)	6,038	328	6,366	8,598	—	8,598
Equity in earnings of unconsolidated subsidiaries, net	293		293	534		534

Net income	$11,717	$601	$12,318	$13,975	$—	$13,975

Earnings per common share:
Basic	$0.25		$0.26	$0.31		$0.31

Diluted	$0.25		$0.26	$0.30		$0.30

Weighted-average common shares outstanding:
Basic	46,528		46,528	45,349		45,349

Diluted	47,345		47,345	46,720		46,720

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 35% and 39% on operating expenses, adjusted for the three months ended January 31, 2012 and 2011, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Nine Months Ended			Nine Months Ended
	January 31, 2012			January 31, 2011
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$592,418		$592,418	$546,951		$546,951
Reimbursed out-of-pocket engagement expenses	26,783		26,783	23,524		23,524

Total revenue	619,201		619,201	570,475		570,475

Compensation and benefits	394,593		394,593	373,851		373,851
General and administrative expenses	104,204		104,204	87,512		87,512
Engagement expenses	41,594		41,594	38,092		38,092
Depreciation and amortization	10,367		10,367	9,351		9,351
Restructuring charges, net	929	(929)	—	2,130	(2,130)	—

Total operating expenses	551,687	(929)	550,758	510,936	(2,130)	508,806

Operating income	67,514	929	68,443	59,539	2,130	61,669

Other (loss) income, net	(3,032)		(3,032)	3,362		3,362
Interest expense, net	(1,280)		(1,280)	(2,467)		(2,467)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	63,202	929	64,131	60,434	2,130	62,564
Income tax provision (1)	22,199	328	22,527	23,407	821	24,228
Equity in earnings of unconsolidated subsidiaries, net	1,272		1,272	1,508		1,508

Net income	$42,275	$601	$42,876	$38,535	$1,309	$39,844

Earnings per common share:
Basic	$0.91		$0.93	$0.86		$0.88

Diluted	$0.90		$0.91	$0.84		$0.87

Weighted-average common shares outstanding:
Basic	46,332		46,332	45,040		45,040

Diluted	47,193		47,193	46,026		46,026

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 35% and 39% on operating expenses, adjusted for the nine months ended January 31, 2012 and 2011, respectively.